EXHIBIT 10.24

TRANSLATED FROM THE FRENCH


              CONTRACT CONCERNING THE SUPPLY OF TECHNICAL SERVICES

BETWEEN:

MMP, a stock corporation with a capital of FF 840,000, whose registered office is at 43-45 Avenue Kleber, 75116 Paris, France, listed in the Trade Register of Paris under No. B 343 096 426, represented by its director, Mr. Denis BORTOT,

HEREINAFTER MMP,

                                       PARTY OF THE FIRST PART,

AND:

ONYX TELEVISION GMBH, whose registered office is at Emil Figge Strasse 80, Dortmund, Germany, represented by its General Manager, Mr. Michel ASSOULINE,

HEREINAFTER ONYX,

                                       PARTY OF THE SECOND PART.

PREAMBLE

ONYX is a German company and the owner of a television channel specializing in music programming ("the channel"), distributed by cable and by satellite and broadcasting in the clear 18 hours a day.

MMP's activity includes, in particular, the supply of audiovisual services.

As a result, the parties have decided to transact an agreement under which MMP will supply a number of services to ONYX, permitting the channel's transmission and distribution.

                                                          [two sets of initials]


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THE FOLLOWING WAS DECIDED AND AGREED ON

ARTICLE 1:  PURPOSE

As of the effective date hereof (such as defined in article 3 below), MMP, or any company in the AB Group that it elects to substitute for itself, shall supply the following services:

1-1: A MASTER CONTROL ROOM operating at least 18 hours/day and possibly up to 24 hours/day, making it possible to broadcast the video items furnished by ONYX, as described in the Technical Annex attached hereto.

It is understood that this Master Control Room will subsequently permit the direct retransmission of certain programs. Said direct retransmission shall be available to ONYX only two months after ONYX's request.

1-2: THE COMPRESSION OF THE SIGNAL TO THE DVB STANDARD [MPEG2].

1-3: MULTIPLEXING WITH THE AB BOUQUET.

1-4: THE PERMANENT TRANSMISSION OF THE ONYX PROGRAM MULTIPLEXED IN THIS MANNER TO A SATELLITE OF THE EUTELSAT OR ASTRA TYPE.

1-5: THE DAILY ALLOCATION, 24 HOURS/DAY, OF THE NECESSARY FREQUENCY RANGE ON A DIGITAL TRANSPONDER ABOARD A SATELLITE OF THE EUTELSAT TYPE.

THE SERVICES SUPPLIED BY MMP SHALL ALSO INCLUDE:

1-6: THE STORAGE OF THE CASSETTES needed for the operation of the channel from the Control Room and of MMP's means of transmission.

1-7: THE MONITORING, CONTROL AND MAINTENANCE OF THE FACILITIES.

1-8: A PERMANENT EDP LINK OF THE ISDN TYPE making it possible to load the PLAYLISTS from the premises of ONYX in Germany (the costs relating to the line itself being borne by ONYX).

It is expressly understood that the detailed specifications of the service, as well as the planned schedule of its provision, are annexed hereto and that said annexes are an integral part of this instrument.

HOWEVER, THE PARTIES GRANT EACH OTHER A TIME EXTENSION, BETWEEN THE DATE OF EXECUTION HEREOF AND JULY 31, 1998, FOR PURPOSES OF DECIDING WHICH OF THE TWO PARTIES SHALL SUPPLY THE EQUIPMENT REQUIRED FOR THE SERVICES (AND WHAT TYPE OF EQUIPMENT SHALL BE SUPPLIED), WHICH IS THE SUBJECT OF ARTICLE 3-1) OF THE TECHNICAL ANNEX, EXCEPT PARAGRAPHS F), G) AND H).

                                                          [two sets of initials]

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ARTICLE 2:  COMPENSATION

In consideration of the services provided by MMP or by any company in the AB Group it may elect to substitute for itself, such as detailed in article 1 hereof and in the annexes hereto, ONYX shall pay the net annual lump sum of US$2,400,000 (two million four hundred thousand U.S. dollars, net of taxes), payable monthly. This amount may be supplemented by the costs relating to MMP's supply of the equipment mentioned in point 1-8 above. The parties shall jointly determine the additional amount billed.

This service shall give rise to the issue, at the end of each month, by MMP or by any other company in the AB Group it may elect to substitute for itself, of invoices that shall be payable by ONYX upon receipt, and in any case not more than 15 days following the receipt thereof.

It is expressly agreed that the compensation due to MMP or to any other company in the AB Group it may elect to substitute for itself, such as set by the parties, exclusively concerns the services listed in article 1 hereof and specified in the Technical Annex.

Accordingly, any request for an additional service, i.e. a service that is not included in the limited listing under article 1, shall be subject to an additional invoice by MMP or by any company in the AB Group it may elect to substitute for itself.

The amount of the additional services shall be defined jointly by the parties.

ARTICLE 3:  TERM

3-1: This contract is entered into for an initial effective period of 24 months ("the effective period") as of the date on which this contract shall come into force, such as shall be set definitively and jointly by the parties.

However, the parties agree, NUNC PRO TUNC, to set the date of October 1, 1998 as the deadline for the coming into force of the effective period.

It is agreed that the date of October 1, 1998 is susceptible to be pushed back within a reasonable limit and on the express condition that the party initiating such modification informs the other party by registered letter 30 days in advance.

Nevertheless, in the event that one of the parties should be unable to fulfill its obligations by October 1, 1998 without having been in a position to inform the other party of said impossibility at least 30 days in advance, the parties agree to meet in order to find an alternate emergency solution, WHICH, IN ALL CASES, SHALL COVER THE SERVICES SPECIFIED IN ARTICLE 3-1) G) AND 3-1 H) OF THE TECHNICAL ANNEX.

In the latter case, the terms and the implementation of the alternate emergency solution shall give rise to the execution of a rider for purposes of adjusting the conditions of performance of this contract for a temporary period, i.e. until the services initially specified are restored.

                                                          [two sets of initials]

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3-2: At the end of the effective period, this agreement shall be deemed to be renewed for new periods of 12 months each, subject to the rights of termination mentioned in article 4 below.

3-3: It is otherwise expressly agreed that, as of the date of execution and until the effective date hereof, the parties shall be engaged in a period of preparation whose purpose is to organize the upcoming services.

During said period of preparation, the parties agree to provide help and assistance to each other.

ARTICLE 4:  TERMINATION

4-1: It is expressly agreed that this contract is concluded for an initial incompressible effective period of 24 months.

Accordingly, in the absence of termination by registered letter with return receipt requested sent six months prior to the scheduled date of expiration of the 24 months of the initial effective period, this contract shall be deemed to be renewed for another 12-month period.

4-2: Past the 24 months of the initial effective period, the parties shall have the right to cancel this contract each year by means of a registered letter with return receipt requested mailed at least six months before the anniversary date of this contract.

4-3: In all cases, should ONYX fail to pay, even only in part, the compensation due to MMP or to any other company in the AB Group it elects to substitute for itself, after a formal notice from MMP served by registered letter with return receipt requested has not produced any effect, this contract shall be automatically terminated, without prejudice to the damages that MMP will have the right to claim from ONYX.

4-4: Furthermore, should one of the parties fail to discharge its obligations arising from the contract and abstain from correcting the situation one month after a formal notice mailed by registered letter with return receipt requested to the defaulting party has not produced its effect, this fact shall trigger the automatic termination of the contract, without prejudice to the damages that may be claimed.

4-5: Lastly, in case of bankruptcy of either of the contracting parties, this contract shall be terminated automatically.

ARTICLE 5:  OBLIGATIONS OF THE PARTIES

Once the effective period has begun, the parties agree to observe the technical specifications that have been defined jointly.

                                                          [two sets of initials]

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ONYX agrees not to ask MMP for modifications concerning the technical system put into place at the end of the period of preparation, except if said modifications are minor and have previously been approved by MMP.

MMP shall make its best efforts to ensure the satisfactory performance of the services subject to this agreement, and may, as necessary, try to find another solution well-suited to the needs and within the limits hereof. In the context of the services subject to this agreement, MMP shall therefore have an obligation of means.

As of the execution hereof, ONYX agrees to inform MMP of all changes that may occur in its relations with third parties and that may have an effect on the satisfactory performance of MMP's services.

In a general manner, the parties agree to comply with the laws and regulations in force during their cooperation.

Accordingly, ONYX agrees to inform MMP of any legal rule, regulation or standard that may affect the undisturbed performance of this agreement.

ARTICLE 6:  LIABILITY

6-1: It is expressly agreed that, barring ill-intentioned actions or faulty negligence, MMP may not be held liable for any direct or consequential damage, or any direct or indirect loss of profit sustained by ONYX in the context of the performance hereof.

Among other things, MMP's liability shall not be involved as a result of cases of force majeure, including, in particular, natural disasters, riots, strikes, electrical power breakdowns or dysfunctions that cannot be attributed to MMP, equipment breakdowns or dysfunctions that cannot be attributed to MMP, and it is understood that the present list is not exhaustive.

6-2: For its part, ONYX shall be liable vis-a-vis MMP for any third-party's claim concerning the content or character of the programs furnished by ONYX with a view to their transmission and broadcast, including, in particular, infringements of other persons' copyrights.

Since MMP is not liable for the editorial line of the channel, ONYX shall make its personal business of the content of the programs that it delivers to MMP with a view to their transmission and broadcast.

ONYX shall bear all the costs sustained by MMP in ensuring its defense against claims relating to the character and content of the programming, including, in particular, other persons' copyrights.

Moreover, ONYX shall bear the cost of any judgments handed down against MMP.

                                                          [two sets of initials]

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Therefore, the parties agree to report to one another all the claims emanating from third parties alien to this contract that may undermine the undisturbed performance of the latter.

6-3: It is agreed, NUNC PRO TUNC, that ONYX shall make its personal business of the transportation of the equipment intended for MMP in connection with the performance of this contract, and that it shall as a result bear all the costs pertaining to said transportation and to the insurance of the transported equipment.

Likewise, ONYX shall bear the cost of the transportation and transportation insurance made necessary by the return of technically unusable recordings to ONYX.

MMP shall check all the recordings delivered by ONYX and shall have the right to modify the programming if it is impossible to broadcast the projected recording furnished by reason of its poor quality.

Otherwise, MMP's liability may not be involved in the event of any apparent or hidden defect that affects the equipment supplied by ONYX hereunder and damages the quality of the service provided by MMP.

6-4: ONYX shall insure, at its own cost and to an adequate extent, the equipment and the recordings of any kind entrusted to MMP.

ONYX shall subscribe a multi-risk insurance contract, which shall cover, in particular, without limitation, the risks of fire (and connected risks), water damage and theft, and its civil liability as operator and professional.

MMP may never be implicated in case of inadequate coverage.

ONYX and its insurers acknowledge that MMP (or any other company in the AB Group that it may substitute for itself) shall be exempt from any liability within the limit of the contract's purpose, and agree never to sue or implicate it as regards:

the physical injuries sustained by persons working on behalf of ONYX on MMP's premises or by persons introduced on MMP's premises by ONYX;

the accidents that may be caused to movable or physical objects, including automobiles belonging to ONYX, to third parties introduced on MMP's premises by ONYX, or to persons working on behalf of ONYX on MMP's premises.

ONYX and its insurers acknowledge that MMP shall also be exempt, within the limit of the contract's purpose, from any liability concerning theft, deterioration or damage of any kind, with no exception or reserve, that may affect, in particular, the apparatus, accessories, recordings or any other objects or animals brought to, or introduced on, MMP's premises by ONYX or by the personnel working on behalf of ONYX on MMP's premises.

6-5: Lastly, ONYX certifies that there does not exist any contract with third parties susceptible to undermine MMP's performance of its services such as are specified herein.

                                                          [two sets of initials]

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ARTICLE 7:  TRANSFERABILITY

This contract is concluded in consideration of the person.

Consequently, the parties hereto shall refrain from assigning the benefit of this contract to a third-party company without the other party's prior approval.

However, it is agreed that MMP may transfer the benefit of this contract to any company in the AB Group with no prior formality being required.

ARTICLE 8:  CONDITION PRECEDENT

This contract shall take effect on the express condition that it shall have been accepted by the Board of Directors of MMP's parent company, the AB Group, which Board shall meet by August 15, 1998 at the latest.

In the absence of such acceptance, the parties shall meet for the purpose of adapting the present contract in accordance with any recommendations made by said Board.

ARTICLE 8:  CONFIDENTIALITY

Each party shall refrain from disclosing the content of this contract to third parties, and agrees to treat as strictly confidential all the business, technical and financial information received from the other party within the framework of this contract, unless otherwise previously agreed to in writing by said other party.

This prohibition may not apply to the requests made by any administration, particularly the tax administration, and to the court authorities which make valid demands to this effect.

ARTICLE 9:  DISPUTES

The laws applicable to this contract are the laws of France.

Any dispute concerning the creation, performance or interpretation of this contract shall be within the jurisdiction of the French courts, and shall be referred to the courts of Paris, in particular.

ARTICLE 10:  ELECTION OF DOMICILE

Each of the parties agrees to elect domicile at the address of its registered office.

However, for purposes of simplifying communications between the parties, it is agreed that any correspondence useful to ONYX shall be sent both to the address of its registered office and to its legal representative, Mr. Michel ASSOULINE, at the following address: 2 Rue du Nouveau Bercy, 94260 Charenton-le-Pont, France.


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Done at Paris on July 27, 1998 in two original copies


/s/                                                         /s/

For ONYX                                                    For MMP

(signature)                                                 (signature)


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